UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:   May 27, 2010

CHINA XD PLASTICS COMPANY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	333-134073	04-3836208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 9 Qinling Road, Yingbin Road Centralized Industrial Park Harbin Development Zone, Heilongjiang, China
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

150078
(Zip Code)

86-451-84346600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 27, 2010, the Company’s Board of Directors approved a cash investment in the amount of RMB 20 million (approximately US$2.9 million) for new research equipment to establish a new subsidiary under the laws of the People's Republic of China, Harbin Xinda Macromolecule Material Engineering Research Center Company Limited (the “New Research Center”), through its other subsidiary Harbin Xinda Macromolecule Material Co., Ltd.

With the formation of the New Research Center, the Company will dissolve the existing research facilities held under its subsidiary Harbin Xinda Macromolecule Research Institute (the “Original Research Institute”).  As a result of the dissolution of the Original Research Institute, research staff and equipment under the Original Research Institute will be integrated to the New Research Center.

As a provincial level research facility, the Original Research Institute is not qualified to become a government recognized state level research center which entitles research facilities to certain preferential government policies.  The New Research Center will be formed for the purpose of qualifying the Company’s research facilities as a government-recognized state level research center pursuant to the standards set forth by the People’s Republic of China State Development and Reform Commission (the “State Commission”) in its 2010 report on state-recognized research centers.

The objective of the New Research Center will be (i) to provide technical support for the Company’s recently expanded modified plastic production base of 100,000 tons; (ii) to enhance the Company’s research and development capabilities for modified plastics in new applications, such as new energy vehicles; (iii) to increase the number of research and development personnel; and (iv) to expand the existing research facility infrastructure by increasing number of equipment.  In addition, the Company expects to build a strong foundation to upgrade its current research and development capability to meet the standards set out by the State Commission.

If the New Research Center is able to obtain the status as a state level research center, it will be able to enjoy certain governmental incentives, including financial assistance from the government and the qualification to conduct state level research projects. The Company believes that if the New Research Center is able be become a state level research center, it will not only raise the standard of its research and development but also allow the Company to remain competitive as a leader in the field of modified plastics in China.

The foregoing paragraphs contain forward-looking statements based on current management expectations. Many of the factors related to these issues are beyond the Company’s ability to control or predict. These statements are subject to risks and uncertainties. Readers should not place undue reliance on such forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2010

CHINA XD PLASTICS COMPANY LIMITED

By:	/s/ Jie Han
Jie Han, Chief Executive Officer